Exhibit 1.1

UNDERWRITING AGREEMENT

[●], 2021

J.P. Morgan Securities LLC

Deutsche Bank Securities Inc.

As representatives of the several Underwriters
named in Schedule I hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

Certain shareholders named in Schedule II hereto (the “Selling Shareholders”) of NeoGames S.A., a Luxembourg public limited liability company (société anonyme) (the “Company”), propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), and the Underwriters, acting severally and not jointly, agree to purchase, an aggregate of [●] ordinary shares (the “Firm Shares”), no par value per share, of the Company (“Ordinary Shares”). Caesars Entertainment, Inc. (“Caesars”) also proposes to sell to the several Underwriters, at the option of the Underwriters, up to an additional [●] Ordinary Shares (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares”.

The Company and the Selling Shareholders confirm as follows their respective agreements with the Representatives and the several other Underwriters.

1.                  (a) The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any, except for any representations and warranties that speak as of a specific date, in which case only as of such date:

(i)            A registration statement on Form F-1 (File No. 333-[●]) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). From the time of initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

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(ii)            (1) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above do not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives or by or on behalf of a Selling Shareholder, in its capacity as such, expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 10(c) hereof and the only information provided by any Selling Shareholder is that described as such in Section 10(b) hereof. No order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii)            For the purposes of this Agreement, the “Applicable Time” is [●] [a.m.][p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not and, at the Closing Date and each Option Closing Date, if any, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication (as hereinafter defined) listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(a)(iii) shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives or by or on behalf of a Selling Shareholder in its capacity as such, expressly for use therein it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 10(c) hereof and the only such information provided by any Selling Shareholder is the information described as such in Section 10(b) hereof.

(iv)            The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Ordinary Shares, and such registration statement has been declared effective.

(v)            At the time of filing the Initial Registration Statement the Company was not, and the Company is not, an “ineligible issuer,” as defined under Rule 405 under the Securities Act.

(vi)            The Company has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) under the laws of Luxembourg, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse change affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise.

(vii)          Each of NeoPollard Interactive LLC (“NPI”) and each subsidiary of the Company (together with NPI, but excluding Online Mobile Generation Corp., the “Subsidiaries” and each a “Subsidiary”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding share capital (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(viii)          The Company has a capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued and outstanding share capital of the Company has been duly and validly issued, is fully paid and non-assessable and conforms to the descriptions thereof contained in the Pricing Prospectus and the Prospectus and, except as required by law, none of the issued and outstanding share capital of the Company is subject to any preemptive or similar rights.

(ix)            The Shares have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus.

(x)            The Shares are eligible for listing on the NASDAQ Global Market (the “Exchange”).

(xi)            This Agreement has been duly authorized, executed and delivered by the Company.

(xii)           The execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (2) result in any violation of the provisions of any organization document of the Company or any of the Subsidiaries, or (3) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except, in the case of clauses (1) and (3), for such conflicts, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required by the Company for the sale of the Shares hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(xiii)         Ziv Haft, a member of BDO (“BDO”), who have certified certain financial statements of the Company and its subsidiaries and NPI, are independent public accountants as required by the Securities Act and the Rules and Regulations. The financial statements, together with related notes, included in the Registration Statement comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement, the Pricing Prospectus and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with international financial reporting standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), except for the financial statements of NPI included therein, which, together with their related notes, have been prepared in accordance with generally accepted accounting principles as applied in the United States, in each case, consistently applied throughout the periods involved; and the selected financial data and the summary financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xiv)           Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (1) there has not been any change in the share capital or long-term debt of the Company or any of the Subsidiaries except for changes resulting from the exercise of stock options or other equity incentives pursuant to the Company’s equity incentive plans as described in the Pricing Prospectus and the Prospectus, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus.

(xv)            Neither the Company nor any of the Subsidiaries is (1) in violation of any of its organization documents, (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

(xvi)          Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

(xvii)          Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or, to the knowledge of the Company, any of the Subsidiaries, is or could reasonably be expected to become the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(xviii)         The Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits.

(xix)           Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, (1) the conduct of the businesses of the Company and the Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate and has not infringed, misappropriated or otherwise violated any third party’s Intellectual Property; (2) the Company and the Subsidiaries own or possess a license or other right to use, or can acquire a license or other right to use on reasonable terms, all copyrights, trade secrets and other intellectual property rights in know-how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) used in the conduct of the businesses currently conducted by them as described in the Pricing Prospectus; and (3) neither the Company nor any Subsidiary has received any written correspondence relating to any notice of infringement of or conflict with any Intellectual Property of third parties by the conduct of the businesses of the Company or any of the Subsidiaries as currently conducted, or which, if the subject of an adverse decision by a governmental authority, would render any Intellectual Property owned by the Company or any of the Subsidiaries invalid or inadequate to protect the interest of the Company and the Subsidiaries.

(xx)            Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect: (1) the Company and each of the Subsidiaries have complied, and are presently in compliance, with their privacy and security policies and with all privacy- and data security-related contractual obligations, laws and regulations regarding their collection, use, transfer, distribution, security, storage, protection, disposal or disclosure of personally identifiable information or personal data; (2) the Company and each of the Subsidiaries have taken commercially reasonable steps to protect the information technology systems and data within their control; (3) the Company and each of the Subsidiaries have established commercially reasonable disaster recovery measures for their businesses, including, without limitation, for the information technology systems and data within their control; and (4) to the knowledge of the Company, there has been no security breach or attack or other compromise of or relating to any such information technology system or data.

(xxi)           No material labor dispute with the employees of the Company or any of the Subsidiaries exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

(xxii)          The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xxiii)        The Company and each of the Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is in conformity with IFRS as issued by the IASB and is updated as necessary to comply in all material respects with the requirements of the Securities Act and the Commission’s rules and guidelines applicable thereto and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply.

(xxiv)         Since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus, (a) the Company has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of the Subsidiaries to record, process, summarize and report financial data, (ii) any material weaknesses in internal controls, or (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries, and (b) since that time, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(xxv)         The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures are effective for the functions for which they were established. The Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxvi)        The Company and the Subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable law and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with IFRS and except insofar as the failure to file such returns or pay such taxes, individually or in the aggregate, would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments that can be reasonably made for additional income tax for any years not finally determined.

(xxvii)        There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

(xxviii)      Neither the Company nor any of the Subsidiaries is in violation of any applicable statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and to the knowledge of the Company there is no pending investigation which might lead to such a claim.

(xxix)         Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except to the extent that any such prohibited transaction would not have a Material Adverse Effect.

(xxx)          Neither the Company nor any of the Subsidiaries, nor their respective directors, officers or employees (excluding any employees not directly employed by the Company or its Subsidiaries and employees that are employed by NPI), nor to the knowledge of the Company, any agent, affiliate, employees of NPI or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has (1) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (2) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (3) made any direct or knowingly indirect unlawful payment to any Government Official from corporate funds; (4) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (5) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment or promise to pay.

(xxxi)        The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company or any of the Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii)       None of the Company nor any of the Subsidiaries, nor any of their respective directors or officers, nor, to the Company’s knowledge, any other employee, agent, affiliate or person associated with or acting on behalf of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (including, without limitation, the designation as a “specially designated national” or “blocked person”) (collectively, “Sanctions”), nor is the Company or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”).

(xxxiii)       There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for rights that have been effectively waived.

(xxxiv)       The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxxv)        The Company is a “foreign private issuer” (as defined in Rule 3b-4(c) under the Exchange Act).

(xxxvi)      The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares as contemplated hereunder, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed in connection with the offering and sale of the Shares as contemplated hereunder any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(xxxvii)            The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company reasonably believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company or the Representatives have obtained the written consent to the use of such data from sources to the extent required.

(xxxviii)    Other than as set forth in the Registration Statement, Pricing Prospectus or the Prospectus, neither the Company nor any of the Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pricing Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, except as would not reasonably be expected to have a Material Adverse Effect.

(xxxix)      The Company does not expect to be a “passive foreign investment company” (“PFIC”) for United States federal income tax purposes for the current taxable year or in the foreseeable future.

(xl)            No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, managers, officers, shareholders or other affiliates of the Company or any of the Subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(xli)            It is not necessary under the laws of Luxembourg that any of the Selling Shareholders or the Underwriters be licensed, qualified or entitled to carry on business in Luxembourg, as the case may be, (1) to enable any of them to enforce their respective rights under this Agreement or (2) solely by reason of the execution, delivery or performance of this Agreement.

(xlii)          The indemnification and contribution provisions set forth in Section 10 hereof do not contravene Luxembourg law, public order, mandatory law or public policy.

(xliii)         Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no approvals are currently required in Luxembourg in order for the Company to pay dividends or other distributions declared by the Company with respect to the Ordinary Shares. Under current laws and regulations of Luxembourg, any amounts payable with respect to the Ordinary Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company in U.S. dollars and freely transferred out of Luxembourg. Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no payments of dividends made to holders of Ordinary Shares who are non-residents of Luxembourg currently are subject to income, withholding or other taxes in Luxembourg under laws and regulations of Luxembourg or any political subdivision or taxing authority thereof or therein and such payments will be free and clear of any other tax, duty, withholding or deduction in Luxembourg or any political subdivision or taxing authority thereof or therein without the necessity of obtaining any governmental authorization in Luxembourg or any political subdivision or taxing authority thereof or therein.

(xliv)         There is no tax, duty, levy, impost, deduction, charge or withholding imposed by Luxembourg or any political subdivision thereof or taxing authority therein, including interest and penalties, payable by or on behalf of the Underwriters either (a) on or by virtue of the Underwriters’ execution, delivery, performance or enforcement of this Agreement or (b) on any payment to be made pursuant to this Agreement.

(xlv)         There are no documentary, stamp, other issuance or transfer taxes, sales or value added taxes or duties or other similar fees or charges and no capital gains, income, withholding or other taxes required to be paid by or on behalf of the Underwriters or the Company in Luxembourg or any other taxing jurisdiction where the Company is incorporated or resident for tax purposes or any political subdivision or taxing authority thereof in connection with (1) the execution and delivery of this Agreement, and (2) the delivery of any payment to be made by the Company to the Underwriters pursuant to this Agreement.

(xlvi)         This Agreement is in proper legal form under the laws of Luxembourg for the enforcement thereof in the Luxembourg courts against the Company. To ensure the legality, validity, enforcement or admissibility into evidence of this Agreement in a legal or administrative proceeding in Luxembourg, it is not necessary that this Agreement or any other document related hereto be filed or recorded with any governmental or regulatory authority or court. Under current Luxembourg tax laws, no registration tax, stamp duty or similar tax is required to be paid by the Underwriters upon the acquisition, holding or disposal of the Shares. However, a fixed registration duty of EUR12 may be due upon registration of the Shares in Luxembourg in the case of legal proceedings before Luxembourg courts, in case the Shares must be produced before an official Luxembourg authority, or in the case of a registration of the Shares on a voluntary basis.

(xlvii)          [Reserved]

(xlviii)         No exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Luxembourg is required for the payment of any amounts payable to the Underwriters under this Agreement.

(xlix)          Any final judgment for a fixed or determined sum of money rendered by any federal court located in the City of New York, New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Luxembourg, without reconsideration or reexamination of the merits; provided that (1) the judgment of the New York Court is final and enforceable (exécutoire) in the United States, (2) such federal court had jurisdiction over the subject matter leading to the judgment according to both its own laws and the Luxembourg conflict of jurisdiction rules, (3) such federal court has applied to the dispute the substantive laws that would have been applied by Luxembourg courts, (4) the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, (5) such federal court has acted in accordance with its own procedural laws, (6) the judgment of such federal court does not contravene Luxembourg international public policy and (7) the judgement must not have been rendered as a result of or in connection with an evasion of Luxembourg law (“fraude à la loi”).

(l)            The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Luxembourg and will be recognized by the courts of Luxembourg in accordance with and subject to the provisions of EC Regulation 593/2008 of 17 June 2008 on the law applicable to contractual obligations, except that a Luxembourg court may refuse to apply the law of another jurisdiction if it is deemed to be contrary to Luxembourg international public policy order and/or in certain circumstances Luxembourg mandatory law.

(li)            The Company has the power to submit, and pursuant to Section 18 has legally, validly, effectively and irrevocably submitted to the jurisdiction of any federal court located in the City of New York, New York. The Company has the power to designate, appoint and empower, and pursuant to Section 21 has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding related to this Agreement in any federal court located in the City of New York, New York. Service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as the laws of Luxembourg are concerned, to confer valid personal jurisdiction over the Company.

(lii)            Neither the Company nor any of the Subsidiaries, nor any of their respective properties or assets, have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of or from any court of (1) any jurisdiction in which it owns or leases property or assets, (2) the United States of America or the State of New York or (3) Luxembourg. If the Company or any Subsidiary or any of their respective properties or assets may have or hereafter acquire immunity from any such law or court, the Company has, pursuant to Section 20 hereof, waived and it will waive, or will cause the Subsidiary to waive, such immunity to the full extent permitted by law.

(b)          Each Selling Shareholder severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and, only with respect to Caesars, each Option Closing Date, if any (provided that any representations and warranties related to the Paying Agent Agreement shall not apply to Caesars):

(i)          All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Paying Agent Agreement (as defined herein), to the extent applicable, for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder have been obtained, except for the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Paying Agent Agreement, to the extent applicable, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

(ii)            Such Selling Shareholder, if not an individual, has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing (where such concept exists) under the laws of its jurisdiction (or organization).

(iii)          The sale of the Shares to be sold by such Selling Shareholder hereunder, the execution of this Agreement and the Paying Agent Agreement, to the extent applicable, by such Selling Shareholder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Paying Agent Agreement, to the extent applicable, and the  consummation of the transactions herein and therein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (2) result in any violation of the provisions of any organization document of such Selling Shareholder or (3) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties, except in the case of clauses (1) and (3) for such violations that would not, individually or in the aggregate, materially impair the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution and delivery by such Selling Shareholder of the Agreement and the Paying Agent Agreement, to the extent applicable, the sale of the Shares to be sold by such Selling Shareholder hereunder or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement and the Paying Agent Agreement, to the extent applicable, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(iv)            Such Selling Shareholder has, and immediately prior to the Closing Date will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder hereunder on such date free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(v)            Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vi)          There are no legal or governmental proceedings pending to which such Selling Shareholder is a party or of which any property of such Selling Shareholder is the subject which, if determined adversely to such Selling Shareholder, individually or in the aggregate, would prevent or materially impair the consummation of the transactions contemplated by this Agreement and the Paying Agent Agreement, to the extent applicable.

(vii)          The sale of the Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any Subsidiary that is not set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

(viii)           Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering materials in connection with the offering and sale of the Shares as contemplated hereunder.

(ix)            There is no tax, duty, levy, impost, deduction, charge or withholding imposed by any taxing jurisdiction where such Selling Shareholder is incorporated or resident for tax purposes or any political subdivision thereof or taxing authority therein, including interest and penalties, payable by or on behalf of the Underwriters either (a) on or by virtue of the Underwriters’ execution, delivery, performance or enforcement of this Agreement or (b) on any payment to be made pursuant to this Agreement.

(x)            There are no documentary, stamp, other issuance or transfer taxes, sales or value added taxes or duties or other similar fees or charges and no capital gains, income, withholding or other taxes required to be paid by or on behalf of the Underwriters or such Selling Shareholder in Luxembourg or any other taxing jurisdiction where the Company or such Selling Shareholder is incorporated or resident for tax purposes or any political subdivision or taxing authority thereof in connection with (1) the offer, sale and delivery by such Selling Shareholder of the Shares to or for the respective accounts of such Underwriters, (2) the sale and delivery by such Underwriters of the Shares to the initial purchasers thereof, (3) the execution and delivery of this Agreement, (4) the delivery of any payment to be made pursuant to this Agreement and (5) the consummation of the transactions contemplated by this Agreement.

(xi)           This Agreement is in proper legal form under the laws of the jurisdiction in which such Selling Shareholder is incorporated or resident for the enforcement thereof in such jurisdiction against such Selling Shareholder. To ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement, it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before any governmental or regulatory authority or agency of the jurisdiction in which such Selling Shareholder is incorporated or resident.

(xii)            Any final judgment for a fixed or determined sum of money rendered by any federal court located in the City of New York, New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Shareholder based upon this Agreement would be declared enforceable against such Selling Shareholder by the courts in the jurisdiction in which such Selling Shareholder is incorporated or resident, without reconsideration or reexamination of the merits.

(xiii)          The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction in which such Selling Shareholder is incorporated or resident and will be recognized by the courts of the jurisdiction in which such Selling Shareholder is incorporated or resident.

(xiv)           Such Selling Shareholder has the power to submit, and pursuant to Section 18 has legally, validly, effectively and irrevocably submitted to the jurisdiction of any federal court located in the City of New York, New York. Such Selling Shareholder has the power to designate, appoint and empower, and pursuant to Section 21 has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding related to this Agreement in any federal court located in the City of New York, New York. Service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective to confer valid personal jurisdiction over such Selling Shareholder.

(xv)            The indemnification and contribution provisions set forth in Section 10 hereof do not contravene law or public policy of the jurisdiction in which such Selling Shareholder is incorporated or resident.

(xvi)           Neither such Selling Shareholder nor any of its subsidiaries, nor any of their respective properties or assets, have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of or from any court of (1) any jurisdiction in which it owns or leases property or assets, (2) the United States of America or the State of New York or (3) the jurisdiction in which such Selling Shareholder is incorporated or resident. If such Selling Shareholder or any of its subsidiaries or any of their respective properties or assets may have or hereafter acquire immunity from any such law or court, such Selling Shareholder has, pursuant to Section 20 hereof, waived and it will waive, or will cause its subsidiaries to waive, such immunity to the full extent permitted by law.

(xvii)         Such Selling Shareholder will not knowingly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (1) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the target of Sanctions; or (2) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering pursuant to this Agreement, whether as underwriter, advisor, investor or otherwise).

(xviii)          This Agreement and the Paying Agent Agreement,  to the extent applicable, have each been duly authorized, executed and delivered by such Selling Shareholder; and the Paying Agent Agreement, to the extent applicable, constitutes the legal, valid and binding obligation of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

2.                  Subject to the terms and conditions herein set forth, (a) each Selling Shareholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price per share of $[●] (the “Purchase Price”), the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by such Selling Shareholder as set forth opposite the name of such Selling Shareholder in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, Caesars agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Caesars, at the Purchase Price, the number of Option Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the number of Option Shares opposite the name of such Underwriter in Schedule I hereto by a fraction, the numerator of which is the number of Option Shares as to which such election has been exercised and the denominator of which is the maximum number of Option Shares to be sold by Caesars as set forth on Schedule II hereto.

Caesars hereby grants to the Underwriters the right to purchase at their election up to [●] Option Shares at the Purchase Price. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company and Caesars, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives, the Company and Caesars otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                  It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4.                 The Selling Shareholders will deliver the Firm Shares to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in federal (same day) funds by official bank check or checks or wire transfer drawn to or on behalf of the Selling Shareholders, pro rata based on the number of Firm Shares sold by each of them, under instructions from the Selling Shareholders at the office of Latham & Watkins LLP, 1271 Sixth Avenue New York, NY 10020 USA, at 10:00 A.M., New York time, on [●], 2021, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”.

On the Closing Date, and in accordance with that certain Paying Agent Agreement by and among Deutsche Bank Securities Inc., the Selling Shareholders (other than Caesars) and the Paying Agent, dated as of the date hereof, substantially in the form attached as Exhibit B hereto (the “Paying Agent Agreement”), any payment payable hereunder to the Selling Shareholders (other than Caesars) shall be paid to, and retained by, IBI Trust Management, acting as paying agent for the Seller Shareholders (other than Caesars) (the “Paying Agent”) for the benefit of each such Selling Shareholder (other than Caesars) for a period of 180 days from Closing Date, or until an earlier date requested in writing by such Selling Shareholder (other than Caesars) (the “Withholding Drop Date”), during which time no payments shall be made to the Selling Shareholders (other than Caesars) and the Paying Agent shall not withhold any Israeli taxes on such consideration, and during which time each such Selling Shareholder (other than Caesars) may obtain a certification or ruling issued by the Israel Tax Authority, in form and substance reasonably acceptable to the Paying Agent, (a) exempting the Paying Agent from the duty to withhold Israeli taxes with respect to the applicable consideration of such Selling Shareholder, (b) determining the applicable rate of Israeli tax to be withheld from the applicable consideration of such Selling Shareholder, or (c) providing any other instructions regarding the payment or withholding with respect to the applicable consideration of such Selling Shareholder (other than Caesars) (the “Valid Certificate”). In the event that no later than three (3) Business Days prior to the Withholding Drop Date, a Selling Shareholder (other than Caesars) submits a Valid Certificate, the Paying Agent shall act in accordance with the provisions of such Valid Certificate. If any Selling Shareholder (other than Caesars) (a) does not provide the Paying Agent with a Valid Certificate, by no later than three (3) Business Days prior to the Withholding Drop Date, or (b) submits a written request to the Paying Agent to release such Selling Shareholder’s (other than Caesars’s) portion of the applicable consideration held by the Paying Agent prior to the Withholding Drop Date and fails to submit a Valid Certificate at or before such time, then the amount to be withheld from such Selling Shareholder’s (other than Caesars’s) portion of the amount payable to such Selling Shareholder (other than Caesars) shall be calculated according to the applicable withholding rate as reasonably determined by the Paying Agent. To the extent any such amount is so deducted or withheld, such amounts shall be treated for all purposes as having been paid to such Selling Shareholder. Any payment made by the Underwriters to the Paying Agent for further disbursement by the Paying Agent to Selling Shareholders (other than Caesars) shall be treated for all purposes as having been paid to such Selling Shareholders (other than Caesars). Any withholding made in New Israeli Shekels (“NIS”) with respect to payments made by the Paying Agent hereunder in U.S. dollars shall be calculated based on a U.S. dollars-to-NIS exchange rate known on the date of the actual payment. Any currency conversion commissions will be borne by the applicable recipient Selling Shareholders and deducted from payments and deliveries to be made thereto.

For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representatives as provided above. Caesars will deliver the Option Shares being purchased on each Option Closing Date to the Representatives through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in federal (same day) funds by wire transfer drawn to or on behalf of Caesars at the above office of Latham & Watkins LLP, at 10:00 A.M., New York time, on the applicable Option Closing Date.

5.            The Company covenants and agrees with each of the Underwriters as follows:

(a)               The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives promptly, and confirm the notice in writing (including by way of email), (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof (to the extent not available on EDGAR or the Company’s public website), and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 90-day restricted period referred to in Section 5(i) hereof. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order described in this section and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)               The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)               The Company will use its reasonable best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d)               If requested by the Representatives, the Company will deliver to the Representatives, without charge, three (3) signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon request of the Representatives, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)               The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M., New York time, on the business day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required by applicable law to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will as promptly as practical, prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(g)               The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives (which may be satisfied by filing with EDGAR) as soon as practicable, but not later than 45 days (or, if the effective date of the Registration Statement occurs in its fourth fiscal quarter, 120 days) after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act, which need not be reviewed or audited by the Company’s auditors) covering a period of at least twelve consecutive months beginning with the first full fiscal quarter of the Company occurring after the effective date of the Registration Statement.

(h)               [Reserved]

(i)                 The Company will use its best efforts to effect and maintain the listing of the Ordinary Shares (including the Shares) on the Exchange.

(j)                 During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, other than (1) the issuance of options to acquire or other awards (including restricted stock units or similar awards) in respect of Ordinary Shares granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Pricing Prospectus and the Prospectus, as such plans may be amended, (2) the issuance of Ordinary Shares upon the exercise of any such options or upon the exercise of any option, warrant or convertible security outstanding on the date hereof and (3) the issuance of Ordinary Shares in an amount not to exceed 5% of the outstanding Ordinary Shares as of the date hereof in connection with an acquisition by the Company or an affiliate of the Company approved by the Company’s board of directors, provided that in the case of clause (3), each recipient of such Ordinary Shares shall execute a lock-up letter on substantially the same terms as the “lock-up” agreement described in Section 9(q) hereof for the remainder of the Lock-Up Period.

(k)               [Reserved]

(l)                 The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(m)             [Reserved]

(n)               If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(o)               If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement (or such later time as may be agreed to by the Company and the Representatives), to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, reasonably satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, reasonably satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representatives, the Company has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her Representatives, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or Representatives.

(p)               The Company shall deliver to each Underwriter a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and any additional supporting documentation as each Underwriter may reasonably request in connection with the verification thereof.

(q)               All payments to be made by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. If any such withholding or deduction is required by law of Luxembourg or any political subdivision or taxing authority thereof (other than those measured by net income), the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such withholding or deduction was imposed due to any past or present connection of an Underwriter with the taxing jurisdiction other than solely by entering into this Agreement or receipt of payments hereunder. All payments made by the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon, and if any VAT is or becomes chargeable in respect of any such payment, the Company shall pay the amount of such VAT. The Company further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, financial transaction or similar issuance or recordation tax, including any interest and penalties, on the placement of the Shares and on the execution and delivery of this Agreement unless, in the case of legal proceedings before Luxembourg courts, if the Shares must be produced before an official Luxembourg authority.

6.          (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto.

(b)               Each Selling Shareholder represents and agrees that it has not made and will not make, without the prior written consent of the Company and the Representatives, any offer relating to the Shares in connection with the offering and sale of the Shares as contemplated hereunder that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

(c)               The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(d)               The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or by or on behalf of a Selling Shareholder in its capacity as such expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 10(c) hereof and the only such information provided by any Selling Shareholder is the information described as such in Section 10(b) hereof.

7.            Each Selling Shareholder covenants and agrees with each of the Underwriters as follows:

(a)               Such Selling Shareholder will deliver to the Representatives, prior to or at the Closing Date, a properly completed and executed United States Internal Revenue Service Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) or an appropriate Form W-8.

(b)               All payments to be made by such Selling Shareholder under this Agreement (including, for the avoidance of doubt, any underwriting discount treated as a fee or other amount subject to withholding) shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. If any such withholding or deduction is required by law of Luxembourg or any other taxing jurisdiction where the Company or such Selling Shareholder is incorporated or resident for tax purposes or any political subdivision or taxing authority thereof (other than those measured by net income), such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such withholding or deduction was imposed due to any past or present connection of an Underwriter with the taxing jurisdiction other than solely by entering into this Agreement or receipt of payments hereunder. All payments made by such Selling Shareholder under this Agreement shall be exclusive of any VAT which is chargeable thereon, and if any VAT is or becomes chargeable in respect of any such payment, such Selling Shareholder shall pay the amount of such VAT. Such Selling Shareholder further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, financial transaction or similar issuance or recordation tax, including any interest and penalties, on the placement of the Shares and on the execution and delivery of this Agreement unless, in the case of legal proceedings before Luxembourg courts, if the Shares must be produced before an official Luxembourg authority.

8.                  The Company and the Selling Shareholders covenant and agree with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, (a) the Selling Shareholders will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification (it being agreed and understood that the expenses of counsel under this clause (iv) and clause (vi) below, in the aggregate, shall not exceed $30,000); (v) all fees and expenses in connection with listing the Ordinary Shares (including the Shares) on the Exchange; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Shares (it being agreed and understood that the expenses of counsel under this clause (vi) and clause (iv) above, in the aggregate, shall not exceed $30,000); (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8; provided that neither the Company nor any Selling Shareholder shall be required to pay any expenses related to any legal counsel or other advisor to any of the Underwriters other than as provided in clauses (iv) and (vi) above; and (b) each Selling Shareholder will pay or cause to be paid all expenses incurred by such Selling Shareholder incident to the performance of such Selling Shareholders’ obligations under this Agreement which are not otherwise specifically provided for in this Section 8, including (i) all expenses incident to and transfer taxes and any stamp or other similar duties payable upon the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder, but excluding any share transfer taxes payable in resale of any of the Shares by the Underwriters and (ii) the fees, disbursements and expenses of the Selling Shareholders’ counsel and other advisors, if any.

9.           The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a)               The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b)               The respective representations and warranties of the Company and the Selling Shareholders contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, except for any representations and warranties that speak as of a specific date, in which case they are true and correct as of such date, and each of the Company and the Selling Shareholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c)               Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d)               (i) The Company and the Subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financials statement included in the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, (1) there shall not have been any change in the share capital or long-term debt of the Company or any Subsidiary, except for (i) changes in share capital related to the conversion of the Company from a private limited liability company to a public limited liability company, (ii) changes resulting from the exercise of stock options or other equity incentives, or grants of restricted stock units or other similar awards pursuant to the Company’s equity incentive plans as described in the Pricing Prospectus and the Prospectus and (iii) changes in long-term debt resulting from any credit facility provided to the Company by any of the Underwriters or any of their respective affiliates and (2) there shall not have been any material adverse change, or any development that would reasonably be expected to have a material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(e)               the Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (i) a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, in form and substance reasonably satisfactory to the Representatives, to the effect (1) set forth in Sections 9(b) (with respect to the respective representations, warranties, agreements and conditions of the Company) and 9(c), (2) that none of the situations set forth in clause (i) or (ii) of Section 9(d) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, and (ii) a certificate of the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Section 9(b) (with respect to the respective representations, warranties, agreements and conditions of the Selling Shareholders).

(f)                On the Closing Date or Option Closing Date, as the case may be, Allen & Overy S.C.S., counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g)               On the Closing Date or Option Closing Date, as the case may be, Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h)               On the Closing Date or Option Closing Date, as the case may be, Herzog Fox & Neeman, counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Representatives.

(i)                 On the Closing Date or Option Closing Date, as the case may be, Latham & Watkins LLP, counsel for Caesars, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(j)                 On the Closing Date, Herzog Fox & Neeman, counsel for Elyahu Azur and Aharon Aran, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date, in form and substance satisfactory to counsel for the Representatives.

(k)                On the Closing Date, Raz, Dlugin & Co., counsel for Pinhas Zahavi, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(l)               On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, BDO shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(m)              On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from BDO a letter, dated the Closing Date or Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 9(l), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or Option Closing Date, as the case may be.

(n)                On the effective date of the Registration Statement and the effective date of any post-effective amendment thereto filed subsequent to the date hereof, the Representatives shall have received from the Company a certificate of the Chief Financial Officer of the Company, dated the date of delivery thereof, in form and substance reasonably satisfactory to the Representatives, with respect to certain data contained in the Registration Statement, the Pricing Prospectus and the Prospectus, providing “management comfort” with respect to such information.

(o)                On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from the Company a certificate of the Chief Financial Officer of the Company, dated the Closing Date or Option Closing Date, as the case may be, to the effect that he reaffirms the statements made in the certificate furnished pursuant to Section 9(l).

(p)               On the Closing Date or Option Closing Date, as the case may be, Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion, dated the Closing Date or the Option Closing Date, as the case may be, with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(q)               FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(r)               The Representatives shall have received “lock-up” agreements, each substantially in the form of Exhibit A hereto, from all the executive officers and directors of the Company as of the date hereof and all the Selling Shareholders, and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(s)               On or prior to the Closing Date, the Selling Shareholders (other than Caesars), Deutsche Bank Securities Inc. and the Paying Agent shall have entered into the Paying Agent Agreement substantially in the form of Exhibit B hereto.

(t)               On or prior to the Closing Date, the Representatives shall have received a Declaration of Status for Israeli Income Tax Purposes executed by Caesars in the form attached as Exhibit C hereto.

(u)             On or prior to the Closing Date or Option Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

(v)             On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by any federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clauses (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 13, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 13.

10.          (a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Selling Shareholders will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed, or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 10(c) hereof.

(b)               Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, in reliance upon and in conformity with information furnished to the Company in writing by any such Selling Shareholder expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of the statements contained with respect to such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Prospectus; provided, that the liability of a Selling Shareholder pursuant to this Section 10(b) shall not exceed the product of the number of Shares sold by such Selling Shareholder and the public offering price of the Shares as set forth in the Prospectus (net of any underwriting discounts and commissions but before deducting expenses) (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”).

(c)               Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each Selling Shareholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the [last] paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the concession and reallowance figures appearing in the [eighth] paragraph under the caption “Underwriting” and the information contained in the [sixteenth] paragraph under the caption “Underwriting”.

(d)               Promptly after receipt by an indemnified party under Section 10(a), 10(b) or 10(c) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 10(a), shall be selected by the Representatives. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)               If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 10(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by each Selling Shareholder pursuant to this Section 10(e) shall not exceed its Selling Shareholder Proceeds.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 10(e) to contribute are several in proportion to their respective underwriting obligations and not joint and the Selling Shareholders’ and the Company’s obligations in this Section 10(e) to contribute are several in proportion to the Selling Shareholder Proceeds received and not joint.

(f)                The obligations contained in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

11.         If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements reasonably satisfactory to the Representatives and the Selling Shareholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 13, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Selling Shareholders shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12.        Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 13, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the New York Stock Exchange, the NYSE American, or on the NASDAQ Global Select Market or the NASDAQ Global Market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Subsidiary shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by any federal or New York State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.

If this Agreement is terminated pursuant to this Section 12, such termination will be without liability of any party to any other party except as provided in Section 13 hereof.

13.              The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Selling Shareholder, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 9, 11 or 12 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 8, the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 10 and the provisions of Sections 13, 14 and 17 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5, Section 6 and Section 7 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 9 or otherwise because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company or the Selling Shareholders shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.              This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Shareholders and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

15.              All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, (i) c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Attention: Equity Syndicate Desk and (ii) c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets—Syndicate Desk, with a copy at the same address to General Counsel, Fax: (646) 374-1071, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, 10001-8602, Attention: David J. Goldschmidt, Esq. Notices to the Company shall be given to it at NeoGames S.A., 5, rue de Bonnevoie, L-1260 Luxembourg, Grand Duchy of Luxembourg. Notices to Caesars shall be given to [●] at [●] and notices to each of the other Selling Shareholders shall be given to [●] at [●], Attention: [●].

16.              This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17.              THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.

18.              The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby or any other matter contemplated hereby (except for proceedings instituted in regard to the enforcement of a judgment of any such court). The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding related to this Agreement, any transaction contemplated hereby or any other matter contemplated hereby in the federal courts located in the City of New York, New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

19.              This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

20.              To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (whether on the basis of sovereignty or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and such Selling Shareholder hereby irrevocably waive and agree not to plead or claim such immunity in respect of its obligations under this Agreement.

21.              The Company and each Selling Shareholder have appointed Puglisi & Associates, at its offices located at 850 Library Avenue, Suite 204, Newark, DE 19711, as their authorized agent (“Authorized Agent”) upon whom process may be served in any suit or proceeding related to this Agreement, any transaction contemplated hereby or any other matter contemplated hereby that may be instituted in any federal courts located in the City of New York, New York by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Such appointment shall be irrevocable. Each of the Company and each Selling Shareholder hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and each Selling Shareholder agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect for a period of seven years from the date of this Agreement. Service of process in compliance with applicable requirements upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and each Selling Shareholder.

22.              Each reference in this Agreement to U.S. dollars is of the essence. The obligations of the Company and each of the Selling Shareholders in respect of any amount due to any Underwriter under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), not be discharged until the first business day following payment in such other currency on which (and only to the extent that) such Underwriter may, in accordance with normal banking procedures, purchase U.S. dollars with such other currency. If the U.S. dollars that may be so purchased on such date (or, if higher, the U.S. dollars actually purchased) for any reason falls short of the amount originally due (for example, as a result of (a) a judgment or order for any amount due by the Company or such Selling Shareholder hereunder being given or made and expressed and paid in a currency other than U.S. dollars and (b) any variation between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter), then the Company agrees to indemnify each Underwriter against any loss so incurred by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars. If the U.S. dollars that may be so purchased are greater than the sum originally due to the Underwriter, the Underwriter agrees to pay to the Company or Selling Shareholder, as applicable, an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Underwriter.

23.              The Company and each of the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Selling Shareholders or their respective shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement, and (iv) the Company and each of the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each of the Selling Shareholders severally agrees that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Shareholder, in connection with such transaction or the process leading thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative and the other Underwriters and shall not be on behalf of the Company or the Selling Shareholders. Moreover, each Selling Shareholder acknowledges and agrees that, although the Representatives may be required or choose to provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Shareholders to participate in the offering, enter into a “lock-up” agreement, or sell any Ordinary Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

24.              The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the accounts of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

25.              Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

26.              This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

27.              The Company, the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

28.              In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 28, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Shareholders and the Underwriters.

Very truly yours, NEOGAMES S.A. By: Name: Title: CAESARS ENTERTAINMENT, INC. By: Name: Title: [SELLING SHAREHOLDERS] By: Name: Title:

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.

By: J.P. Morgan Securities LLC

By:
Title:

By: Deutsche Bank Securities Inc.

By:
Title:

By:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
J.P. Morgan Securities LLC	[●]
Deutsche Bank Securities Inc.	[●]
BofA Securities, Inc.	[●]
Macquarie Capital (USA) Inc.	[●]
Truist Securities, Inc.	[●]
Stifel, Nicolaus & Company, Incorporated	[●]
Total	[●]

SCHEDULE II

	Number of Firm Shares to be Sold	Maximum Number of Option Shares to be Sold
Caesars Entertainment, Inc.	[●]	[●]
Elyahu Azur	[●]	[●]
Pinhas Zahavi	[●]	[●]
Aharon Aran	[●]	[●]

Total	[●]	[●]

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow, dated August [●], 2021.

(b)	Pricing Terms included in the Pricing Disclosure Package:

Public offering price per share: $[●].

Number of Firm Shares purchased by the Underwriters: [●].

Number of Option Shares: [●].

(c)	Written Testing-the-Waters Communications:

[None.]

EXHIBIT A

LOCK-UP AGREEMENT

J.P. Morgan Securities LLC

Deutsche Bank Securities Inc.

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among NeoGames S.A., a Luxembourg public limited liability company (société anonyme) (the “Company”), J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), and the selling shareholders named therein. As an inducement to the Representatives to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s ordinary shares, no par value per share, of the Company (“Ordinary Shares”), pursuant to a Registration Statement on Form F-1, the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Ordinary Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 90 day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Ordinary Shares or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, lend, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such aforementioned transaction is to be settled by delivery of the Ordinary Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives, which consent may be withheld in the Representatives’ sole discretion.

The foregoing restrictions shall not apply to bona fide gifts by the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement reasonably satisfactory to the Representatives certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto, (b) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement and (c) no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Ordinary Shares shall be required or shall be voluntarily made during the Lock-Up Period.

The foregoing restrictions shall not apply to Ordinary Shares sold by the undersigned pursuant to (a) the Underwriting Agreement or (b) a written plan meeting the requirements of Rule 10b-5 under the Exchange Act entered into by the undersigned prior to the date hereof, provided that (i) such plan is not amended during the Lock-Up Period, (ii) any required public announcement, report or filing under Section 16 of Exchange Act made during the Lock-Up Period with respect to such plan states that any sale or transfer of the undersigned’s Ordinary Shares were made pursuant to a Rule 10b-5 plan entered into prior to the Public Offering Date and (iii) the undersigned does not otherwise voluntarily effect any public announcement, report or filing under section 16 of the Exchange Act regarding such plan during the Lock-Up Period.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, without the prior written consent of the Representatives (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Ordinary Shares received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Ordinary Shares acquired by the undersigned in the open market on or after the Public Offering Date (except Ordinary Shares acquired pursuant to a “friends and family” or directed share program) will not be subject to this Agreement, provided that no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Ordinary Shares shall be required or shall be voluntarily made during the Lock-Up Period. A transfer of Ordinary Shares to a family member or a trust for the benefit of the undersigned or a family member may be made, provided that (a) the transferee agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto and (b) no filing under Section 16 of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Ordinary Shares shall be required or shall be voluntarily made during the Lock-Up Period.

A - 2

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of Ordinary Shares if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such Ordinary Shares owned or beneficially owned by the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the public offering of the Ordinary Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the public offering, the Representatives and the other Underwriters are not making a recommendation to you to participate in the public offering, enter into this Agreement, or sell any Ordinary Shares at the price determined in the public offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned and the Representatives hereby consent to receipt of this Agreement in electronic form and understand and agree that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before October 31, 2021.

Very truly yours, Printed Name: Date:

A - 3

EXHIBIT B

Form of Paying Agent Agreement

Exhibit C

Declaration of Status for Israeli Income Tax Purposes